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As filed with the Securities and Exchange Commission on April 1, 2014

Registration No. 333-193424

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLD SECOND BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3143493 (I.R.S. Employer Identification Number)

37 South River Street
Aurora, Illinois 60506
(630) 892-0202
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

William B. Skoglund
Chairman and Chief Executive Officer
Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois 60506
(630) 892-0202
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Robert M. Fleetwood Gregory V. Demo Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street, Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Edwin S. del Hierro James S. Rowe Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)

Common Stock, $1.00 par value per share(3)	NA	NA	$78,000,000	$10,047

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)
Each share of Old Second Bancorp, Inc., common stock has attached thereto the right to purchase one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock, $1.00 par value per share.

(4)
The Registrant previously paid a registration fee of $10,047 for the registration of $78,000,000 worth of Common Stock.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 3 is being filed solely for the purpose of amending Exhibit 23.1, which was previously filed with Amendment No. 2 to Form S-1/A on March 26, 2014. No changes are being made to the prospectus constituting Part I of the registration statement or Items 13, 14, 15 and 17 of Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting commissions, to be paid in connection with the sale of shares of our common stock being registered, all of which will be paid by us. We will pay all of these expenses. All expenses other than the SEC registration fee and FINRA filing fee are estimates, pursuant to the instruction to Item 511 of Regulation S-K, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.

Approximate Amount
SEC Registration Fee	$10,047
Legal Fees and Expenses	320,000
Accounting Fees and Expenses	110,000
Printing and EDGAR Expenses	45,000
FINRA Filing Fee	12,200
Nasdaq Listing Fees	65,000
Other	5,000

Total	$567,247

Item 14.    Indemnification of Directors and Officers.

        Section 145 of the DGCL authorizes a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        Our certificate of incorporation provides that we must indemnify, to the fullest extent permitted by Section 145 of the DGCL, our directors and officers. Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Our certificate of incorporation also includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the DGCL, except for liability for any breach of the director's duty of loyalty to us or our shareholders; for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL, which relates to unlawful payment of dividends or unlawful stock purchase or redemption and expressly sets forth a negligence standard with respect to such liability; and for any transaction from which the director derived an improper personal benefit.

Item 16.    Exhibits.

Exhibit Number		Description
1.1	†	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated by reference from Exhibit to Exhibit 3.1 to Form 8-K filed by Old Second Bancorp, Inc. on August 5, 2010).

3.2		Bylaws of Old Second Bancorp, Inc. (incorporated by reference from Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 filed with the SEC on December 19, 2007).

4.1	†	Form of Common Stock Certificate.

4.2		Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of Form 8-K filed by Old Second on September 13, 2012).

4.3		Form of Stock Certificate for Series B Fixed Rate Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed by Old Second on January 16, 2009).

4.4		Warrant to Purchase Shares of Common Stock, dated January 16, 2009 (incorporated herein by reference to Exhibit 4.2 of Old Second's Form 8-K filed on January 16, 2009).

5.1	†	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

10.1		Form of Compensation and Benefits Assurance Agreements for the executive officers (filed as Exhibit 10.1 to Old Second's Form 10-Q filed on November 8, 2006 and incorporated herein by reference).

10.2		Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust (filed with Old Second's Form S-8 filed on June 9, 2000 and incorporated herein by reference).

10.3		Form of Indenture relating to trust preferred securities (filed as Exhibit 4.1 to Old Second's registration statement on Old Second's Form S-3 filed on May 20, 2003 and incorporated herein by reference).

10.4		Indenture between Old Second Bancorp, Inc. as issuer, and Wells Fargo Bank, National Association, as Trustee, dated as of April 30, 2007 (filed as exhibit 99 (b) (2) to Old Second's Amendment No. 1 to Schedule TO filed on May 2, 2007 and incorporated herein by reference and incorporated herein by reference).

10.5		Old Second Bancorp, Inc. 2008 Long Term Incentive Plan (filed as Appendix A to Old Second's Form DEF14A filed on March 17, 2008 and incorporated herein by reference).

10.6		Compensation and Benefits Assurance Agreement for Mr. Eccher (filed as Exhibit 10.1 to Old Second's Form 8-K filed on February 10, 2005 and incorporated herein by reference).

10.7		Amended and Restated Voluntary Deferred Compensation Plan for Executives and Directors (filed as an Exhibit to Old Second's Form 8-K filed on March 28, 2005 and incorporated herein by reference).

10.8		Amendment to the Old Second Bancorp, Inc. Supplemental Executive and Retirement Plan (filed as Exhibit 10.1 to Old Second's Form 8-K filed on October 24, 2005 and incorporated herein by reference).

10.9		Form of Amended Stock Option Award Agreement (filed as Exhibit 10.1 to Old Second's Form 8-K filed on December 21, 2005 and incorporated herein by reference).

Exhibit Number		Description
10.10		Loan and Subordinated Debenture Purchase Agreement, dated January 31, 2008, between LaSalle Bank National Association (now Bank of America) and Old Second Bancorp, Inc. (filed as Exhibit 10.11 to Old Second's Form 10-K filed on March 17, 2008 and incorporated herein by reference).

10.11		Agreed Upon Terms and Procedures, dated January 31, 2008, between LaSalle Bank National Association (now Bank of America) and Old Second Bancorp, Inc. (filed as Exhibit 10.12 to Old Second's Form 10-K filed on March 17, 2008 and incorporated herein by reference).

10.12		Letter Agreement, dated January 16, 2009, by and between Old Second Bancorp, Inc., and the United States Department of the Treasury, which includes the Securities Purchase Agreement—Standard Terms with respect to the issuance and sale of the Series B Preferred Stock and the Warrant (filed as Exhibit 10.1 to Old Second's Form 8-K filed on January 16, 2009 and incorporated herein by reference).

10.13		2008 Equity Incentive Plan Restricted Stock Award Agreement (filed as Exhibit 10.1 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.14		2008 Equity Incentive Plan Restricted Stock Unit Award Agreement (filed as Exhibit 10.2 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.15		2008 Equity Incentive Plan Incentive Stock Option (filed as Exhibit 10.3 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.16		2008 Equity Incentive Plan Incentive Non-Qualified Stock Option (filed as Exhibit 10.4 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.17		Written Agreement by and between Old Second Bancorp, Inc. and the Federal Reserve Bank of Chicago, dated July 22, 2011 (filed as Exhibit 10.1 to Old Second's Form 10-Q filed on August 9, 2011 and incorporated herein by reference).

21.1		A list of all subsidiaries of Old Second (filed as Exhibit 21.1 of Old Second's Form 10-K filed on March 20, 2013 and incorporated herein by reference).

23.1		Consent of Plante & Moran PLLC.

23.2	†	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included in the signature page to the registration statement).

†
Previously filed.

Item 17.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Aurora, State of Illinois, on April 1, 2014.

OLD SECOND BANCORP, INC.
By:	/s/ WILLIAM B. SKOGLUND William B. Skoglund Chairman of the Board and Chief Executive Officer
By:	/s/ J. DOUGLAS CHEATHAM J. Douglas Cheatham Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Pursuant to the Securities Act, this Amendment No. 3 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM B. SKOGLUND William B. Skoglund	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	April 1, 2014
/s/ J. DOUGLAS CHEATHAM J. Douglas Cheatham	Executive Vice President and Chief Financial Officer, Director (principal financial officer and principal accounting officer)	April 1, 2014
Edward Bonifas*	Director	April 1, 2014
James L. Eccher*	Executive Vice President and Chief Operating Officer, Director	April 1, 2014
Barry Finn*	Director	April 1, 2014

	Signature	Title	Date

	William J. Kane*	Director	April 1, 2014
	John Ladowicz*	Director	April 1, 2014
	William J. Meyer*	Director	April 1, 2014
	Gerald Palmer*	Director	April 1, 2014
	James Carl Schmitz*	Director	April 1, 2014
	Duane Suits*	Director	April 1, 2014
*By	/s/ J. DOUGLAS CHEATHAM Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number		Description
1.1	†	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated by reference from Exhibit to Exhibit 3.1 to Form 8-K filed by Old Second Bancorp, Inc. on August 5, 2010).

3.2		Bylaws of Old Second Bancorp, Inc. (incorporated by reference from Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 filed with the SEC on December 19, 2007).

4.1	†	Form of Common Stock Certificate.

4.2		Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of Form 8-K filed by Old Second on September 13, 2012).

4.3		Form of Stock Certificate for Series B Fixed Rate Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed by Old Second on January 16, 2009).

4.4		Warrant to Purchase Shares of Common Stock, dated January 16, 2009 (incorporated herein by reference to Exhibit 4.2 of Old Second's Form 8-K filed on January 16, 2009).

5.1	†	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

10.1		Form of Compensation and Benefits Assurance Agreements for the executive officers (filed as Exhibit 10.1 to Old Second's Form 10-Q filed on November 8, 2006 and incorporated herein by reference).

10.2		Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust (filed with Old Second's Form S-8 filed on June 9, 2000 and incorporated herein by reference).

10.3		Form of Indenture relating to trust preferred securities (filed as Exhibit 4.1 to Old Second's registration statement on Old Second's Form S-3 filed on May 20, 2003 and incorporated herein by reference).

10.4		Indenture between Old Second Bancorp, Inc. as issuer, and Wells Fargo Bank, National Association, as Trustee, dated as of April 30, 2007 (filed as exhibit 99 (b) (2) to Old Second's Amendment No. 1 to Schedule TO filed on May 2, 2007 and incorporated herein by reference and incorporated herein by reference).

10.5		Old Second Bancorp, Inc. 2008 Long Term Incentive Plan (filed as Appendix A to Old Second's Form DEF14A filed on March 17, 2008 and incorporated herein by reference).

10.6		Compensation and Benefits Assurance Agreement for Mr. Eccher (filed as Exhibit 10.1 to Old Second's Form 8-K filed on February 10, 2005 and incorporated herein by reference).

10.7		Amended and Restated Voluntary Deferred Compensation Plan for Executives and Directors (filed as an Exhibit to Old Second's Form 8-K filed on March 28, 2005 and incorporated herein by reference).

10.8		Amendment to the Old Second Bancorp, Inc. Supplemental Executive and Retirement Plan (filed as Exhibit 10.1 to Old Second's Form 8-K filed on October 24, 2005 and incorporated herein by reference).

10.9		Form of Amended Stock Option Award Agreement (filed as Exhibit 10.1 to Old Second's Form 8-K filed on December 21, 2005 and incorporated herein by reference).

Exhibit Number		Description
10.10		Loan and Subordinated Debenture Purchase Agreement, dated January 31, 2008, between LaSalle Bank National Association (now Bank of America) and Old Second Bancorp, Inc. (filed as Exhibit 10.11 to Old Second's Form 10-K filed on March 17, 2008 and incorporated herein by reference).

10.11		Agreed Upon Terms and Procedures, dated January 31, 2008, between LaSalle Bank National Association (now Bank of America) and Old Second Bancorp, Inc. (filed as Exhibit 10.12 to Old Second's Form 10-K filed on March 17, 2008 and incorporated herein by reference).

10.12		Letter Agreement, dated January 16, 2009, by and between Old Second Bancorp, Inc., and the United States Department of the Treasury, which includes the Securities Purchase Agreement—Standard Terms with respect to the issuance and sale of the Series B Preferred Stock and the Warrant (filed as Exhibit 10.1 to Old Second's Form 8-K filed on January 16, 2009 and incorporated herein by reference).

10.13		2008 Equity Incentive Plan Restricted Stock Award Agreement (filed as Exhibit 10.1 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.14		2008 Equity Incentive Plan Restricted Stock Unit Award Agreement (filed as Exhibit 10.2 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.15		2008 Equity Incentive Plan Incentive Stock Option (filed as Exhibit 10.3 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.16		2008 Equity Incentive Plan Incentive Non-Qualified Stock Option (filed as Exhibit 10.4 to Old Second's Form 8-K filed on February 23, 2009 and incorporated herein by reference).

10.17		Written Agreement by and between Old Second Bancorp, Inc. and the Federal Reserve Bank of Chicago, dated July 22, 2011 (filed as Exhibit 10.1 to Old Second's Form 10-Q filed on August 9, 2011 and incorporated herein by reference).

21.1		A list of all subsidiaries of Old Second is incorporated herein by reference to Exhibit 21.1 of Old Second's Form 10-K filed on March 20, 2013.

23.1		Consent of Plante & Moran PLLC.

23.2	†	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included in the signature page to the registration statement).

†
Previously filed

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX